EXHIBIT 21

JOHNSON CONTROLS, INC.

Following is a list of significant subsidiaries of the Company, as defined by section 1.02(w) of Regulation S-X.

JURISDICTION
WHERE
SUBSIDIARY IS
NAME	INCORPORATED
Autoseat SA de CV	Mexico
Beijing Johnson Controls Co. Ltd.	China
Borg Instruments AG	Germany
Brookfield LePage Johnson Controls Facility Management Services, Ltd.	Canada
Building Services S.r.l.	Italy
Commer 1 S.r.l.	Italy
Controles Reynosa SA de CV	Mexico
Cybertron Systems (Pty) Ltd.	South Africa
Enertec Mexico S. de R.L. de C.V.	Mexico
Ensamble de Interiores Automotrices, S. de R.L. de C.V.	Mexico
Erste JCI Holding GmbH	Germany
Hoover Universal, Inc.	Michigan
Intertec Systems, LLC	Michigan
JCI Regelungstechnik GmbH	Germany
Johnson Control SpA	Italy
Johnson Controls & Summit Interiors Ltd.	Thailand
Johnson Controls (India) Private Limited	India
Johnson Controls (M) Sdn Bhd	Malaysia
Johnson Controls (S) Pte. Ltd.	Singapore

EXHIBIT 21

JURISDICTION
WHERE
SUBSIDIARY IS
NAME	INCORPORATED
Johnson Controls (UK) Ltd.	United Kingdom
Johnson Controls Alagon, S.A.	Spain
Johnson Controls Australia Pty. Ltd.	Australia
Johnson Controls Austria GmbH & Co OHG	Austria
Johnson Controls Automation Systems BV	Netherlands
Johnson Controls Automobilove Soucastky, k.s.	Czech Republic
Johnson Controls Automotive (Belgium) NV	Belgium
Johnson Controls Automotive (Pty) Ltd.	South Africa
Johnson Controls Automotive (UK) Ltd.	United Kingdom
Johnson Controls Automotive Electronics SA	France
Johnson Controls Automotive Holding (Malaysia) Sdn Bhd	Malaysia
Johnson Controls Automotive NV	Belgium
Johnson Controls Automotive S.r.l.	Italy
Johnson Controls Automotive SA	France
Johnson Controls Automotive Spain S.A.	Spain
Johnson Controls Automotive Systems KK	Japan
Johnson Controls Automotive Systems SRL	Argentina
Johnson Controls Batterien GmbH & Co. KG	Germany
Johnson Controls Batterien Verwaltungsgesellschaft mbH	Germany
Johnson Controls Batteries (UK) Ltd.	United Kingdom
Johnson Controls Batteries France S.A.S.	France
Johnson Controls Battery Group, Inc.	Wisconsin
Johnson Controls Battery Sweden Kommanditbolag	Sweden
Johnson Controls de Mexico SA de CV	Mexico
Johnson Controls do Brasil Automotive Ltda.	Brazil

EXHIBIT 21

JURISDICTION
WHERE
SUBSIDIARY IS
NAME	INCORPORATED
Johnson Controls Espana S.L.	Spain
Johnson Controls Eurosit S.L.	Spain
Johnson Controls France S.A.	France
Johnson Controls GmbH	Germany
Johnson Controls GmbH & Co. KG	Germany
Johnson Controls Headliner GmbH	Germany
Johnson Controls Holding Company, Inc.	Delaware
Johnson Controls Holding SAS	France
Johnson Controls Hong Kong Ltd.	China
Johnson Controls II Assentos de Espuma, S.A.	Portugal
Johnson Controls Integrated Facility Management BV	Netherlands
Johnson Controls Interiors GmbH & Co. KG	Germany
Johnson Controls Interiors LLC	Michigan
Johnson Controls International spol s.r.o.	Czech Republic
Johnson Controls International spol s.r.o.	Slovak Republic
Johnson Controls Investment GmbH	Germany
Johnson Controls Investments (U.K.) Ltd.	United Kingdom
Johnson Controls KK	Japan
Johnson Controls L.P.	Canada
Johnson Controls Management Company	Delaware
Johnson Controls Martorell, S.A.	Spain
Johnson Controls MC International S.A.	France
Johnson Controls Nederland BV	Netherlands
Johnson Controls Norden AS	Norway
Johnson Controls Objekt Bochum GmbH & Co. KG	Germany

EXHIBIT 21

JURISDICTION
WHERE
SUBSIDIARY IS
NAME	INCORPORATED
Johnson Controls Objekt Zwickau GmbH & Co. KG	Germany
Johnson Controls Roth Freres Insitu Technologie GmbH & Co. KG	Germany
Johnson Controls Roth SAS	France
Johnson Controls SA/NV	Belgium
Johnson Controls Sachsen-Batterien Beteiligungs GmbH	Germany
Johnson Controls Sachsen-Batterien GmbH & Co. KG	Germany
Johnson Controls SRL	Italy
Johnson Controls Sweden AB	Sweden
Johnson Controls Systems A.G.	Switzerland
Johnson Controls Technology Company	Michigan
Johnson Controls Valladolid SAU	Spain
Johnson Controls World Services Inc.	Florida
Optima Batteries AB	Sweden
Optima Batteries, Inc.	Colorado
Sicar BV	Netherlands
Sistemas Automotrice Summa SA de CV	Mexico
TechnoTrim, Inc.	Michigan
Trim Masters Inc.	Kentucky
Varta Automotive GmbH	Germany
VB Autobatterie GmbH	Germany

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